UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

PERNIX THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ		07960
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreements

The Exchange Agreement

On August 1, 2018, Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) by and among Pernix and certain holders (each, an “Exchange Holder,” and collectively the “Exchange Holders”) of Pernix’s outstanding 12% Senior Secured Notes due 2020 (the “Senior Secured Notes”). The Exchange Agreement governs the issuance by the Company of shares of its common stock (the “Common Stock”) and shares of a newly created class of convertible preferred stock, the terms of which are described below (the “Preferred Stock”) to the Exchange Holders in exchange for Senior Secured Notes held by such Exchange Holders (collectively, the “Exchange Transactions”). Subject to the satisfaction of certain closing conditions, the Exchange Transactions are expected to close on August 1, 2018, and include:

1.	The exchange of approximately $2.7 million aggregate principal amount of Senior Secured Notes by the Exchange Holders for 1,204,739 shares of Common Stock, which includes accrued and unpaid interest on the Senior Secured Notes; and

2.	The exchange of $8 million aggregate principal amount of Senior Secured Notes plus $100,000 of accrued and unpaid interest by the Exchange Holders for 81,000 shares of the Preferred Stock and the payment of $380,000 for accrued and unpaid interest on the Senior Secured Notes exchanged for Preferred Stock.

In addition, the Exchange Agreement permits additional exchanges, at the option of the Exchange Holders, of up to $65.1 million aggregate principal amount of Senior Secured Notes, plus accrued and unpaid interest, until February 1, 2020.

The Exchange Transactions are subject to a number of customary closing conditions, including the Common Stock being eligible for clearance through the facilities of DTC, the Common Stock and Preferred Stock being eligible for immediate resale pursuant to Rule 144 under the Securities Act, and the Common Stock being approved for listing, subject to notice of issuance, on the Nasdaq Global Market. The parties to the Exchange Agreement have made certain customary representations and warranties.

Convertible Preferred Stock

At the closing of the Exchange Transactions, the Company will file with the State Department of Assessments and Taxation of Maryland an Articles Supplementary (the “Articles Supplementary”) to the Company’s Articles of Incorporation setting out the form and terms of the Preferred Stock.

Exchange Holders of Preferred Stock will have the right to convert their shares of Preferred Stock, in whole or in part, at any time on or after August 1, 2018 (the “Initial Issue Date”). The Company will have the right, at its option, to automatically convert all shares of Preferred Stock, subject to the satisfaction of certain specified conditions. Upon any conversion of an Exchange Holder’s Preferred Stock, Pernix will deliver shares of Common Stock, calculated by multiplying the number of shares of Preferred Stock by 41.841 shares of Common Stock per share of

Preferred Stock (the “Conversion Rate”). The Conversion Rate is equal to the number of shares of Common Stock, such that the Preferred Stock shall be convertible into Common Stock at a price $0.01 above the consolidated closing bid price on the Initial Issue Date, which was $2.39.

Subsequent to the Initial Issue Date, an Exchange Holder shall not be able to convert Preferred Stock into Common Stock to the extent that the Common Stock held by such Exchange Holder and its affiliates would exceed 4.985% of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock.

Moreover, at any time on or after the Initial Issue Date, the Company will have the right to redeem the Preferred Stock, in whole or in part, at a redemption price equal to 100% of the liquidation preference of the shares to be redeemed, plus any accrued and unpaid dividends. Except as required by law or the Articles Supplementary, the Exchange Holders of Preferred Stock have no voting rights (other than with respect to certain matters regarding the Preferred Stock).

In accordance with the Articles Supplementary, the Company will not authorize, declare or pay regular or special dividends or other distributions (whether in the form of cash, shares, indebtedness or any other property or asset, but excluding any purchase, redemption or other acquisition of shares) on the shares of the Common Stock, unless simultaneously with the authorization, declaration or payment, it authorizes, declares or pays, as applicable, dividends or other distributions on the Preferred Stock.

Amended ABL Facility and Term Facility

On August 1, 2018 Pernix entered into an amendment (the “ABL Amendment”) of the asset-based revolving credit facility agreement by and among Pernix, the guarantors and lenders party thereto and Cantor Fitzgerald Securities, as agent (the “ABL Facility”), as well as an amendment (the “Term Amendment” and together with the ABL Amendment, the “Amendments”) to the delayed draw term loan facility by and among Pernix Ireland Pain Designated Activity Company (“PIP DAC”), the lenders party thereto and Cantor Fitzgerald Securities, as agent (the “Term Facility” and together with the ABL Facility”, the “Credit Facilities”). The Amendments were made to permit the exchange of the Senior Secured Notes into the Common Stock in the Exchange Transaction and Equitization Transaction, and to amend certain other terms of the Credit Facilities, including (i) a reduction in the commitments under the ABL Facility from $40,000,000 to $32,500,000, (ii) certain changes to the borrowing base calculation under the ABL Facility, which will permit the Company, among other things, to include certain recently acquired assets in the calculation of the borrowing base and (iii) changes to the interest payment provisions under the Term Facility increasing the minimum percentage of interest that must be paid in cash to 6.00% and (iv) changes to permit the use of subsequent draws under the Term Facility for working capital or other general corporate purposes.

The effectiveness of the Amendments is conditioned on the closing of the Equitization Transaction described below.

The Equitization Exchange Agreements

On August 1, 2018, Pernix entered into separate Equitization Exchange Agreements (the “Equitization Exchange Agreements”) by and among Pernix and certain holders (each, an “Equitization Holder,” and collectively the “Equitization Holders”) of Pernix’s Senior Secured Notes. The Equitization Exchange Agreements provide that the Company will issue 650,241 shares of its Common Stock in exchange for approximately $1.5 million aggregate principal amount of Senior Secured Notes held by such Equitization Holders (the “Equitization Transaction”). Subject to the satisfaction of certain closing conditions, the Equitization Transaction is expected to close on August 1, 2018.

The Equitization Transaction is subject to a number of customary closing conditions, including the Common Stock being eligible for clearance through the facilities of DTC, the Common Stock being eligible for immediate resale pursuant to Rule 144 under the Securities Act, and the Common Stock being approved for listing, subject to notice of issuance, on the Nasdaq Global Market. The parties to the Equitization Exchange Agreements have made certain customary representations and warranties.

The Exchange Agreement, the Articles Supplementary, the Amendments, and the Exchange Equitization Agreement (collectively, the “Agreements”) are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. This summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements attached as exhibits hereto. The summary of the Agreements and the summaries of the Exchange Transaction and Equitization Transaction contemplated thereby and contained herein are not intended to provide any other factual information about the Company or its subsidiaries. Any representations, warranties and covenants contained in the Agreements were made solely for purposes of the transactions governed thereby and as of specific dates and solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. The Company’s other security holders are not third-party beneficiaries under any of the Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 entitled “Exchange Agreement” and “Exchange Equitization Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Common Stock and Preferred Stock issued as part of the Exchange Transaction and Equitization Transaction will not be registered under the Securities Act and will be issued in reliance upon an exemption from registration provided by Section 3(a)(9) under the Securities Act. The issuance by Pernix of Common Stock upon the conversion of the Preferred Stock will be made in reliance upon the exception from the registration requirements in Section 3(a)(9) of the Securities Act.

Item 8.01.	Other Events.

On August 1, 2018, the Company issued a press release announcing the Exchange Transaction and Equitization Transaction. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 8.01.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including but not limited to statements set forth in the attached press release, may constitute forward-looking statements. These forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized and that could cause actual results to differ materially from Pernix’s expectations in these statements. For more information about other risks that could affect the forward-looking statements herein or therein, please see Pernix’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings made with the Securities and Exchange Commission. Pernix expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

We qualify all of the forward-looking statements in this Current Report on Form 8-K by these cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Articles Supplementary for 0% Series C Perpetual Convertible Preferred Stock

10.1	Form of Exchange Agreement, dated August 1, 2018, by and among Pernix Therapeutics Holdings, Inc., Deerfield Management L.P. and certain of its affiliates.

10.2	Form of Equitization Exchange Agreement, dated August 1, 2018, by and among Pernix Therapeutics Holdings, Inc. and 1992 Tactical Credit Master Fund, L.P.

10.3	Form of Equitization Exchange Agreement, dated August 1, 2018, by and among Pernix Therapeutics Holdings, Inc. and 1992 MSF International Ltd.

10.4	Form of Amendment No. 3 to the ABL Facility, August 1, 2018, by and among Pernix, the guarantors and lenders party thereto and Cantor Fitzgerald Securities, as agent.

10.5	Form of Amendment No. 2 to the Term Facility, dated August 1, 2018, by and among PIP DAC, the lenders party thereto and Cantor Fitzgerald Securities, as agent.

99.1	Press release, dated August 1, 2018, issued by Pernix Therapeutics Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2018

PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/ John A. Sedor
Name:	John A. Sedor
Title:	Chief Executive Officer

EXHIBIT LISTING

Exhibit No.	Description

4.1	Form of Articles Supplementary for 0% Series C Perpetual Convertible Preferred Stock

10.1	Form of Exchange Agreement, dated August 1, 2018, by and among Pernix Therapeutics Holdings, Inc., Deerfield Management L.P. and certain of its affiliates.

10.2	Form of Equitization Exchange Agreement, dated August 1, 2018, by and among Pernix Therapeutics Holdings, Inc. and 1992 Tactical Credit Master Fund, L.P.

10.3	Form of Equitization Exchange Agreement, dated August 1, 2018, by and among Pernix Therapeutics Holdings, Inc. and 1992 MSF International Ltd.

10.4	Form of Amendment No. 3 to the ABL Facility, August 1, 2018, by and among Pernix, the guarantors and lenders party thereto and Cantor Fitzgerald Securities, as agent.

10.5	Form of Amendment No. 2 to the Term Facility, dated August 1, 2018, by and among PIP DAC, the lenders party thereto and Cantor Fitzgerald Securities, as agent.

99.1	Press release, dated August 1, 2018, issued by Pernix Therapeutics Holdings, Inc.